Novo Integrated Sciences, Inc. Announces Binding Letter of Intent with Activa Clinics

BELLEVUE, Wash., November 29, 2018 (GLOBE NEWSWIRE) — via OTC PR WIRE — Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”, or the “Company”) and Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of the Company, announced today that on November 23, 2018, the Company and NHL executed a binding letter of intent (“LOI”) with Activa Clinics (“Activa”), a private Canadian company involved in the delivery of multi-disciplinary primary healthcare services and programs through its seven strategically located Southern Ontario clinics.

The LOI contemplates that the Company and NHL will enter into a share exchange agreement with Activa and the Activa shareholders, pursuant to which NHL will acquire 100% of Activa’s total share capital, non-dilutive, and in exchange the Activa shareholders will be issued CAD $35,000,000 worth of restricted shares of the Company’s common stock. The total number of the Company’s common shares expected to be issued for this proposed transaction will be determined by calculating the 30-trading day average, based on the period ended November 23, 2018, with the application of a market acceptable discount to the determined average. If a definitive agreement is not executed by all parties, on or before December 31, 2018 or such other date as agreed to by the parties, the LOI will terminate.

Mr. Robert Mattacchione, Novo Integrated Sciences’ CEO and Board Chairman stated, “The addition of Activa’s seven operating clinics to NHL’s multi-disciplinary primary healthcare clinic footprint in Canada is an exciting step in our expansion strategy. Eliminating Activa as marketplace competition, combined with adding Activa’s substantial market access, operational procedures expertise and proprietary treatment solutions, will greatly enhance NHL’s superior level of service and programs offered to our patients. Combining the exemplary talent of both the NHL and the Activa management teams will allow for greater organic growth and improved efficiencies company wide.”

Dr. Neil Dhalla, Activa Clinic’s CEO and President, stated, “Activa has built a solid reputation in the rehabilitation field and has grown to become one of Canada’s market leaders in providing rehabilitation solutions for its patients. We are excited to join the NHL family and expand the extended offering of services across the NHL group of clinics. Working together, we expect to become Canada’s most dynamic and innovative rehabilitation services provider while continuing to offer Canadians unparalleled quality of care.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through Novo Healthnet Limited, a wholly owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 88 affiliate clinics and 234 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797